SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2009; (August 25, 2009)

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GLEN ROSE PETROLEUM CORPORATION

(Exact name of registrant as specified in Charter)

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Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

One Energy Square, Suite 200

4925 Greenville Avenue, Dallas, TX 75206

(Address of Principal Executive Offices)

214-800-2663

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Glen Rose Petroleum Corporation (the “Corporation”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item. 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 25, 2009 Franz Skryanz submitted a letter of resignation as a Corporation director which the Board of Directors has accepted.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1 –

Letter from Franz Skryanz dated August 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2009

GLEN ROSE PETROLEUM CORPORATION

By:	/s/ ANDREW TAYLOR-KIMMINS
Andrew Taylor-Kimmins, President